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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         INLAND STEEL INDUSTRIES INC.
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               (Name of Registrant as Specified In Its Charter)


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                    [LETTERHEAD OF INLAND STEEL INDUSTRIES]
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                                                    May 16, 1997

Via Facsimile and
 Overnight Courier

Dear Institutional Investor:


     You may have recently received a letter from Greenway Partners arguing that Inland should issue "letter stock" linked to the earnings of Ryerson Tull, Inc. instead of spinning off Ryerson Tull as Greenway proposed in Inland's proxy statement for the 1997 Annual Meeting of Stockholders.

     Reflecting the importance placed on shareholders' views, Inland and its investment bankers studied Greenway's letter stock idea and decided not to pursue it because, among other factors, having Ryerson Tull's earnings tracked by a letter stock issued by Inland at the same time as Ryerson Tull's own common stock is publicly traded would cause substantial confusion in the market. You should know that, prior to embarking upon its present strategic course, Inland and its investment bankers evaluated the possibility of a letter stock offering and concluded it would not be in the best interest of shareholders.

     The Company does not believe that either Greenway's spin-off proposal or its letter stock proposal are the right steps at this time. Notably, Institutional Shareholder Services has just issued a report sharing this view and recommending a VOTE AGAINST ITEM 3 on Inland's proxy.

     A copy of my letter to Greenway, a recent press release and a letter to Inland shareholders are enclosed for your consideration. Please feel free to contact me at (312) 899-3923, or Bob Weidner at (312) 899-3607, if you have any questions.


                                Yours very truly,


                                Jay M. Gratz

cc:  Robert J. Darnall